UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2013

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

(949) 672-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 14, 2013, the Board of Directors of Western Digital Corporation (the “Company”) appointed Timothy M. Leyden, currently President of the Company’s WD subsidiary, as Chief Financial Officer of the Company. The appointment is effective on November 18, 2013. There were no changes to the compensation payable to Mr. Leyden as a result of this appointment.

Mr. Leyden, 62, re-joined the Company in May 2007 and previously served as President of the Company’s WD subsidiary since July 25, 2012. Prior to serving as President of WD, Mr. Leyden served as Chief Operating Officer from August 2010 to July 2012, Executive Vice President and Chief Financial Officer from September 2007 to August 2010, and Executive Vice President, Finance from May 2007 to September 2007. From December 2001 to May 2007, Mr. Leyden served in senior finance capacities at Sage Software Inc. and Sage Software of California, subsidiaries of Sage Group PLC, a U.K. public company that supplies accounting and business management software to small and medium-sized businesses, including as Vice President, Finance and Chief Financial Officer from December 2001 to May 2004 and as Senior Vice President, Finance and Chief Financial Officer from May 2004 to May 2007. Mr. Leyden previously served in various worldwide finance, manufacturing and information technology capacities with the Company from 1983 to December 2000.

Also on November 14, 2013, the Company’s Board of Directors appointed James J. Murphy, currently the Company’s Executive Vice President, Storage Products and Worldwide Sales, as President of the Company’s WD subsidiary, with such appointment effective concurrent with Mr. Leyden’s appointment as Chief Financial Officer.

Mr. Murphy, 54, previously served as Executive Vice President, Storage Products and Worldwide Sales since August 2010, as Senior Vice President, Worldwide Sales and Sales Operations from 2007 to 2010, as Vice President, Worldwide Sales from 2005 to 2007 and as Vice President, Asia Pacific from 2003 to 2005.

In connection with Mr. Murphy’s appointment as President of the Company’s WD subsidiary, the Compensation Committee of the Board of Directors approved an increase in Mr. Murphy’s annual base salary from $457,875 to $550,000 and an increase in Mr. Murphy’s target annual bonus opportunity under the Company’s Incentive Compensation Plan (the “ICP”) from 85% of annual base salary to 110% of annual base salary. The ICP, including the performance goals established by the Compensation Committee for the six months ending December 27, 2013, are further described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2013, which is incorporated herein by reference. In addition, the Compensation Committee granted the following additional long-term incentive awards to Mr. Murphy on the grant date for fiscal 2014:

•	6,931 restricted stock units that are scheduled to vest, subject to Mr. Murphy’s continued employment, 50% on August 14, 2015 and 50% on August 14, 2016; and

•	20,925 stock options with a per-share exercise price equal to the closing market price of a share of the Company’s common stock on the grant date and a maximum term of seven years. The stock options are scheduled to vest, subject to Mr. Murphy’s continued employment, 25% on August 14, 2014 and 6.25% at the end of each three-month period thereafter until the stock option is fully vested on August 14, 2017.

There are no arrangements or understandings between either Mr. Leyden or Mr. Murphy and any other person pursuant to which such officer was selected. There are also no family relationships between Mr. Leyden or Mr. Murphy and any director or executive officer of the Company, and neither officer has a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e) As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2013, Wolfgang Nickl tendered his resignation as Executive Vice President and Chief Financial Officer of the Company, with such resignation to be effective November 17, 2013. In recognition of Mr. Nickl’s performance through the completion and transition of his tenure as the Company’s Chief Financial Officer, on November 13, 2013, the Compensation Committee of the Board of Directors approved a cash bonus of $225,000 to be paid to Mr. Nickl.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2013, the Board of Directors approved amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”). In addition to purely ministerial or minor conforming changes, these amendments included the following additional changes:

Stockholder Meetings. Various sections in Article II of the Bylaws were amended to clarify matters related to meetings of the Company’s stockholders, including to clarify that stockholders’ meetings may be held by remote communication, that the chairman of the meeting has broad authority to conduct a stockholders’ meeting, including authority to adjourn a meeting of stockholders for any reason, and that the Board of Directors has authority to postpone, reschedule or cancel a previously scheduled stockholders’ meeting. In addition, Section 2.11 of the Bylaws was amended to clarify and modify the requirements for stockholders to provide notice of director nominations or business proposals in advance of a stockholders’ meeting.

Election of Directors. Section 3.03 of the Bylaws was amended to clarify that an election of directors is considered “contested” for purposes of applying the applicable majority vote standard when the number of director nominees exceeds the number of directors to be elected at a meeting of stockholders as of ten days before the proxy statement is mailed to stockholders. If an election is considered contested, a plurality vote standard will apply. In all other instances, directors will continue to be elected by a majority of the votes cast.

Chairman of the Board. Various sections in Article III and Article IV of the Bylaws were amended to clarify that the Chairman of the Board of Directors is not required to be an officer of the Company.

Indemnification. Various sections in Article VII were amended to specify and clarify certain indemnification rights of directors and officers and to conform the indemnification provisions contained in the Bylaws to certain amendments to the General Corporation Law of the State of Delaware.

Amendments. Section 8.05 of the Bylaws was amended to clarify that to the extent permitted by law, either the Board of Directors or the stockholders may alter or repeal any provision of the Bylaws made or altered by stockholders.

The foregoing summary of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on November 14, 2013. Results of the voting at the annual meeting of stockholders are set forth below.

Election of Directors. The stockholders elected the following twelve directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Kathleen A. Cote	177,762,010	1,892,445	345,469	15,310,131
Henry T. DeNero	177,467,720	2,197,011	335,193	15,310,131
William L. Kimsey	179,198,511	464,241	337,172	15,310,131
Michael D. Lambert	177,773,698	1,890,652	335,574	15,310,131
Len. J. Lauer	178,514,858	1,141,956	343,110	15,310,131
Matthew E. Massengill	177,005,331	2,649,031	345,562	15,310,131
Stephen D. Milligan	177,264,968	2,409,758	325,198	15,310,131
Roger H. Moore	177,418,191	2,243,967	337,766	15,310,131
Thomas E. Pardun	163,648,367	12,112,575	4,238,982	15,310,131
Arif Shakeel	177,098,309	2,570,785	330,830	15,310,131
Akio Yamamoto	176,290,524	3,363,859	345,541	15,310,131
Masahiro Yamamura	175,152,772	4,500,337	346,815	15,310,131

Advisory Vote on Named Executive Officer Compensation. The stockholders voted to approve, on an advisory basis, the named executive officer compensation described in the proxy statement for the annual meeting of stockholders. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
176,306,776	3,163,661	529,487	15,310,131

Appointment of KPMG LLP as Independent Registered Public Accounting Firm. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 27, 2014. The voting results were as follows:

For	Against	Abstain
193,130,965	1,818,291	360,799

Item 7.01	Regulation FD Disclosure.

Appointment of Certain Officers

The Company issued a press release on November 14, 2013, announcing the appointments of Mr. Leyden to the position of Chief Financial Officer of the Company and Mr. Murphy to the position of President of the Company’s WD subsidiary. The press release making these announcements is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Western Digital Corporation.

99.1	Press Release issued by Western Digital Corporation on November 14, 2013 announcing the appointments of Timothy M. Leyden as Chief Financial Officer and James J. Murphy as President of the Company’s WD subsidiary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

Date: November 14, 2013	By:	/s/ Michael C. Ray
Michael C. Ray
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Western Digital Corporation.

99.1	Press Release issued by Western Digital Corporation on November 14, 2013 announcing the appointments of Timothy M. Leyden as Chief Financial Officer and James J. Murphy as President of the Company’s WD subsidiary.